Exhibit 16.1
                            FELDMAN RADIN & CO., P.C.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 593-3100



                                      May 7, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

           We have read the statements made by Lancit Media Entertainment, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K under the Securities Exchange Act of 1934, as amended, as part of the Company's Form 8-K reports for the month of May 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                    Very truly yours,


                                     /s/FELDMAN RADIN & CO., P.C.
                                    Feldman Radin & Co., P.C.

Attachment